SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report, November 19, 1998. Date of earliest event reported, January 15,
                                      1996

             (Exact name of registrant as specified in it's charter)

                                LOCH HARRIS, INC.

State  of  Incorporation            IRS  Employer  Identification Number
------------------------
Nevada                              87-0418799

Executive Plaza, 14205 Burnet Rd., Suite 640                 Austin, Texas 78728
--------------------------------------------------------------------------------
(Address  of  principal  executive  offices)                            Zip Code

Registrant's  telephone  number,  including  area  code:   (512)328-7808;   Fax
(512)341-7714

                    INFORMATION TO BE INCLUDED IN THE REPORT
                    ----------------------------------------

Item  1.  Changes  in  Control  of  Registrant.

          None

Item  2.  Acquisition  or  Disposition  of  Assets.

August 28, 1997, Issuer reported a change in acquisition status of a cattle joint venture which was reported in issuer's June 30, 1997, second quarter report under 10-Q. Shortly after said reporting, Loch filed suit in Tarrant County, Texas and the parties have been in litigation until November 17, 1998 when disputes were jointly and mutually settled and the suit dismissed by all parties. The herd of cattle was divided equally by issuer and T. J. Peters, who successfully developed a gene pool of TULI cattle in the United States in 1991. Issuer, on November 17, 1998, took possession of its herd of 37 head of TULI cattle, including 5 BULLS (3/4 TULI) which were immediately transported to Loch ranching facilities in South Texas. Due to time period involved and possible appreciation of assets, Loch has submitted all information to Issuer's Auditor for the purpose of re-evaluating the assets acquired for reporting purposes and re-adjustments, if any, to amendment to the third quarter 10-Q and other reporting periods, as deemed necessary by Auditor.

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Item  3.  Bankruptcy  or  Receivership.

          Not  applicable.

Item  4.  Changes  in  Registrant's  Certifying  Accountant.

          None.  Not  Applicable.

Item  5.  Other  Events.

          None.  Not  Applicable.

Item  6.  Resignations  of  Registrant's  Directors.

          None.  Not  Applicable.

Item  7.  Financial  Statements  and  Exhibits.

          None.  Not  Applicable.

Item  8.  Changes  in  Fiscal  Year.

          None.  Not  Applicable.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it's behalf by the undersigned hereunto duly authorized.

LOCH  HARRIS,  INC.     Registrant


/s/  Rodney  Boone                           /s/  Mark  Baker
--------------------------------------       -----------------------------------
     Rodney  Boone, President 10/18/98            Mark Baker, Secretary 10/18/98

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